Exhibit 107

Calculation of Filing Fee Table

424(b)(2)

(Form Type)

DEUTSCHE BANK AKTIENGESELLSCHAFT

(Exact name of Registrant as specified in its charter)

DEUTSCHE BANK CORPORATION

(Translation of Registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be paid	Debt	Eligible Liabilities Senior Notes, Series D	457(o) 457(r)	$1,300,000,000	$1,000	$1,300,000,000	.0000927	$120,510(1)
Total Offering Amounts						$500,000,000		$120,510
Total Fees Previously Paid
Total Fee Offsets								$120,510
Net Fee Due								$0.00(2)

(1) Calculated in accordance with Rule 457(o), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Deutsche Bank Aktiengesellschaft	F-3ASR	333-258403	8/3/2021		$120,510	Debt	Eligible Liabilities Senior Notes, Series D	—	$22,907,857,000
Fee Offset Sources	Deutsche Bank Aktiengesellschaft	F-3	333-226421		8/17/2018						$2,852,028(2)

(2) The Registrant paid the registration fees of $2,852,028 with respect to $22,907,857,000 aggregate initial offering price of securities that were previously registered pursuant to Registration Statement on Form F-3 (No. 333-226421) filed by the Registrant on August 17, 2018 (the “Prior Registration Statement”), and were not sold thereunder. The Registrant has terminated any offering that included the unsold securities under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this Registration Statement. The Registrant previously registered and sold securities having an aggregate offering price of $8,100,000,000 pursuant to this Registration Statement, and the registration fee of $750,870 due with respect to such securities was offset by the registration fees of $2,852,028 previously paid with respect to unsold securities registered on the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the remaining registration fees of $2,101,158 previously paid with respect to unsold securities registered on the Prior Registration Statement is being carried forward, of which $120,510 is offset against the registration fee due for this offering and of which $1,980,648.00 remains available for future registration fee offset. No additional registration fee has been paid with respect to this offering.

2